Exhibit 99.1
AVERY DENNISON REPORTS FIRST QUARTER 2006
RESULTS

Highlights from Continuing Operations
•	Net sales of $1.34 billion, approximately even with first-quarter 2005
➢ Organic sales growth of 3%, a two point improvement over the preceding two quarters
•	Net income of $68.9 million and earnings per share of $0.69, up 19%
➢ Earnings per share before restructuring and other charges of $0.75, up 21%
•	Company on track to achieve previously announced annualized savings of $80 to $90 million from restructuring efforts by year-end
•	Price increases implemented to offset rising raw material and energy-related costs
          PASADENA, Calif. — April 25, 2006 — Avery Dennison Corporation (NYSE:AVY) today reported first quarter diluted earnings per share of $0.69, compared with $0.57 per share for the first quarter of 2005. The increase in earnings reflected improvements in the Company’s gross profit margin and operating expense ratio, as well as the benefit from an anticipated reduction in its tax rate relative to the same quarter last year.
          In both years, first quarter results included restructuring and asset impairment charges and a net loss from discontinued operations; 2005 results also included a gain on sale of assets and transition costs related to a plant closure. The net effect of these items totaled approximately $0.06 per share in 2006 and $0.05 per share in the prior year. Excluding these items, first quarter earnings per share from continuing operations increased by 21 percent over the same quarter last year. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
          “We delivered outstanding profit improvement this quarter, and are on track to achieve the savings we targeted from our cost reduction actions,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “Our employees are doing a tremendous job improving the profitability of our businesses, while maintaining their focus on innovation and top-line growth.
          “Underlying unit volume growth improved sequentially,” added Scarborough. “We anticipate further improvement in unit volume growth through the balance of the year. In particular, with pricing actions largely behind us, we expect our service and product advantages to once again drive share gain domestically for our roll materials business.
          “We remain focused on our key strategic growth platforms,” said Scarborough. “We expect that emerging markets will continue to provide solid growth, and our expansion efforts in radio frequency identification (RFID), roll label materials for the beverage market, the Retail Information Services business, and numerous other Horizon growth initiatives will deliver on their potential.”
First Quarter Financial Highlights From Continuing Operations
(For a more detailed presentation of the Company’s results for the quarter, see First Quarter 2006 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)

•	Net sales were approximately even with the prior year at $1.34 billion. Organic sales growth, which excludes the impact of acquisitions, divestitures, and foreign currency translation, was approximately 3 percent.

•	Core unit volume grew approximately 2 percent compared with the prior year, representing the second consecutive quarter of improvement in underlying growth. Changes in pricing and product mix contributed approximately one point to top line growth.

•	Excluding restructuring and asset impairment charges, a gain on sale of assets and transition costs in 2005 related to a plant closure, operating margin improved by 100 basis points. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)

•	The recognition of stock option expense added approximately $7 million of pre-tax cost compared with the prior year, which reduced operating margin by 50 basis points and reduced after-tax earnings by $0.04 per share. As previously announced, the Company expects pre-tax stock option expense for the full year of approximately $19 million, or $0.12 per share after-tax.

•	The effective tax rate declined by 390 basis points to 22.0 percent, in line with the Company’s expectations.
Segment Highlights
(See Attachment A-4: “Preliminary Supplementary Information, Reconciliation of GAAP to Non-GAAP Supplementary Information” for adjusted operating margins included below.)
•	Pressure-sensitive Materials reported sales of $787 million, approximately even with the prior year. Organic sales growth for the segment was 3 percent. Operating margin before restructuring and asset impairment costs, as well as a gain on sale of assets in the prior year, declined 10 basis points to 8.9 percent.

•	Office and Consumer Products sales declined 7 percent to $240 million. Organic sales decline for the segment was 3 percent, including a 2 percent reduction in sales from exiting certain private label business. Operating margin before restructuring charges and 2005 transition costs associated with a plant closure increased 270 basis points to 15.3 percent.

•	Retail Information Services sales grew 5 percent to $165 million. Organic sales growth for the segment was 6 percent. Operating margin before restructuring and asset impairment charges increased 310 basis points to 6.8 percent.
Outlook for the Year
Reflecting first quarter results, Avery Dennison adjusted its full year earnings guidance to a range of $3.55 to $3.80 per share before charges associated with ongoing restructuring efforts. The Company previously expected earnings to be in the range of $3.45 to $3.80 per share before restructuring charges.
     Avery Dennison is a global leader in pressure-sensitive labeling materials, office products and retail tag, ticketing and branding systems. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 company with 2005 sales of $5.5 billion. Avery Dennison employs more than 22,000 individuals in 48 countries worldwide who apply the Company’s technologies to develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include Avery-brand office products and graphics imaging media, Fasson-brand self-adhesive materials, peel-and-stick postage stamps, reflective highway safety products, labels for a wide variety of automotive, industrial and durable goods applications, brand identification and supply chain management products for the retail and apparel industries, and specialty tapes and polymers.

# # #
Forward-Looking Statements
Certain information presented in this news release may constitute “forward-looking” statements. These statements are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign exchange rates; worldwide and local economic conditions; selling prices; impact of legal proceedings, including the U.S. Department of Justice (“DOJ”) criminal investigation, as well as the European Commission (“EC”), Canadian Department of Justice, and Australian Competition and Consumer Commission investigations, into industry competitive practices and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof (including purported class actions seeking treble damages for alleged unlawful competitive practices, and purported class actions related to alleged disclosure violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation, as well as a likely fine by the EC in respect of certain employee misconduct in Europe); impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquired companies, financial condition and inventory strategies of customers; development, introduction and acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.
The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; (2) the impact of economic conditions on underlying demand for the Company’s products; (3) the impact of competitors’ actions, including expansion in key markets, product offerings and pricing; (4) the degree to which higher raw material costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; and (5) the ability of the Company to achieve and sustain targeted cost reductions.
The financial information presented in this news release represents preliminary, unaudited financial results.
For more information and to listen to a live broadcast or an audio replay of the 1st Quarter conference call with analysts, visit the Avery Dennison
Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 01, 2006	Apr. 02, 2005

Net sales	$1,337.2	$1,342.8
Cost of products sold	982.0	990.9

Gross profit	355.2	351.9
Marketing, general & administrative expense	244.8	254.4
Interest expense	14.5	14.5
Other expense, net (1)	7.6	3.3

Income from continuing operations before taxes	88.3	79.7
Taxes on income	19.4	20.6

Income from continuing operations	68.9	59.1
Loss from discontinued operations, net of taxes	(0.2)	(1.4)

Net Income	$68.7	$57.7

Per share amounts:
Income (Loss) per common share, assuming dilution
Continuing operations	$0.69	$0.58
Discontinued operations	—	(0.01)

Net Income	$0.69	$0.57

Average common shares outstanding, assuming dilution	100.1	100.7

Common shares outstanding at period end	99.8	100.2

Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.

(1)	Other expense for the first quarter of 2006 includes $7.2 of restructuring costs and asset impairment charges and $.4 for legal accrual related to a patent lawsuit.

Other expense, net, for the first quarter of 2005 includes $6.7 of restructuring costs and asset impairment charges, partially offset by gain on sale of assets of ($3.4).
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulation G
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
Avery Dennison uses the non-GAAP measures presented to evaluate and manage the Company’s operations internally. Avery Dennison is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Company.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 01, 2006	Apr. 02, 2005

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,337.2	$1,342.8

Income from continuing operations before taxes	$88.3	$79.7

GAAP Operating Margin	6.6%	5.9%

Income from continuing operations before taxes	$88.3	$79.7
Non-GAAP adjustments:
Restructuring and transition costs (1)	5.4	4.8
Asset impairment charges	1.8	2.7
Other (2)	0.4	(3.4)
Interest expense	14.5	14.5

Adjusted non-GAAP operating income before taxes and interest expense	$110.4	$98.3

Adjusted Non-GAAP Operating Margin	8.3%	7.3%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$68.7	$57.7
Non-GAAP adjustments, net of taxes:
Restructuring and transition costs	4.2	3.6
Asset impairment charges	1.4	2.0
Other	0.3	(2.5)
Loss from discontinued operations	0.2	1.4

Adjusted Non-GAAP Net Income	$74.8	$62.2

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income (loss) per common share, assuming dilution	$0.69	$0.57
Non-GAAP adjustments per share, net of taxes:
Restructuring and transition costs	0.04	0.04
Asset impairment charges	0.02	0.02
Other	—	(0.02)
Loss from discontinued operations	—	0.01

Adjusted Non-GAAP income per common share, assuming dilution	$0.75	$0.62

Average common shares outstanding, assuming dilution	100.1	100.7

Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.

(1)	2006 includes restructuring costs of $5.4. 2005 includes restructuring and transition costs of $4 and $.8, respectively, related to a plant closure.

(2)	2006 includes legal accrual related to a patent lawsuit of $.4. 2005 includes gain on sale of assets of ($3.4).
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	First Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006 (1)	2005 (2)	2006	2005

Pressure-sensitive Materials	$787.2	$785.4	$65.9	$71.3	8.4%	9.1%
Office and Consumer Products	239.9	258.7	35.8	27.7	14.9%	10.7%
Retail Information Services	165.3	157.4	9.0	5.8	5.4%	3.7%
Other specialty converting businesses	144.8	141.3	4.8	3.7	3.3%	2.6%
Corporate Expense	N/A	N/A	(12.7)	(14.3)	N/A	N/A
Interest Expense	N/A	N/A	(14.5)	(14.5)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,337.2	$1,342.8	$88.3	$79.7	6.6%	5.9%

(1)	Operating income for the first quarter of 2006 includes $7.2 of restructuring costs and asset impairment charges and $.4 for legal accrual related to a patent lawsuit, of which the Pressure-sensitive Materials segment recorded $4, the Office and Consumer Products segment recorded $.8, the Retail Information Services segment recorded $2.3, and Corporate recorded $.5.

(2)	Operating income for the first quarter of 2005 includes $7.5 of restructuring and transition costs and asset impairment charges, partially offset by gain on sale of assets of ($3.4), of which the Pressure-sensitive Materials segment recorded ($.7) and the Office and Consumer Products segment recorded $4.8.

Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006	2005

Pressure-sensitive Materials
Operating income, as reported	$65.9	$71.3	8.4%	9.1%
Non-GAAP adjustments:
Legal accrual related to a patent lawsuit	0.4	—	0.1%	—
Restructuring costs	2.6	—	0.3%	—
Asset impairment charges	1.0	2.7	0.1%	0.3%
Gain on sale of assets	—	(3.4)	—	(0.4%)

Adjusted non-GAAP operating income	$69.9	$70.6	8.9%	9.0%

Office and Consumer Products
Operating income, as reported	$35.8	$27.7	14.9%	10.7%
Non-GAAP adjustments:
Restructuring and transition costs (1)	0.8	4.8	0.4%	1.9%

Adjusted non-GAAP operating income	$36.6	$32.5	15.3%	12.6%

Retail Information Services
Operating income, as reported	$9.0	$5.8	5.4%	3.7%
Non-GAAP adjustments:
Restructuring costs	2.0	—	1.2%	—
Asset impairment charges	0.3	—	0.2%	—

Adjusted non-GAAP operating income	$11.3	$5.8	6.8%	3.7%

(1)	For 2006, amount includes restructuring costs of $.8.

For 2005, amount includes restructuring and transition costs of $4 and $.8, respectively, related to a plant closure.

AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	Apr. 01, 2006	Apr. 02, 2005

Current assets:
Cash and cash equivalents	$39.1	$53.0
Trade accounts receivable, net	836.7	830.8
Inventories, net	460.5	472.9
Other current assets	169.8	145.7

Total current assets	1,506.1	1,502.4

Property, plant and equipment, net	1,280.9	1,339.8
Goodwill	676.6	693.1
Intangibles resulting from business acquisitions, net	96.8	110.9
Other assets	582.1	650.0

	$4,142.5	$4,296.2

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$376.4	$231.9
Accounts payable	606.2	599.6
Other current liabilities	454.1	471.5

Total current liabilities	1,436.7	1,303.0

Long-term debt	720.8	994.7
Other long-term liabilities	420.5	461.0
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	772.7	788.8
Retained earnings	1,971.2	1,903.4
Accumulated other comprehensive loss	(80.6)	(36.4)
Cost of unallocated ESOP shares	(7.7)	(9.7)
Employee stock benefit trusts	(577.0)	(635.1)
Treasury stock at cost	(638.2)	(597.6)

Total shareholders’ equity	1,564.5	1,537.5

	$4,142.5	$4,296.2

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Three Months Ended
	Apr. 01, 2006	Apr. 02, 2005

Operating Activities:
Net income	$68.7	$57.7

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39.0	38.2
Amortization	10.7	11.6
Deferred taxes	0.1	(0.6)
Asset impairment and net (gain) loss on sale of assets	1.2	0.3
Other non-cash items, net	3.6	(4.5)

	123.3	102.7
Changes in assets and liabilities	(101.6)	(105.4)

Net cash provided by (used in) operating activities	21.7	(2.7)

Investing Activities:
Purchase of property, plant and equipment	(51.5)	(43.9)
Purchase of software and other deferred charges	(8.8)	(4.9)
Proceeds from sale of assets	5.2	5.2
Other	(1.0)	5.8

Net cash used in investing activities	(56.1)	(37.8)

Financing Activities:
Net increase in borrowings (maturities of 90 days or less)	8.5	103.6
Additional borrowings (maturities longer than 90 days)	—	0.3
Payments of debt (maturities longer than 90 days)	(1.1)	(60.2)
Dividends paid	(42.8)	(41.9)
Proceeds from exercise of stock options, net	5.8	2.7
Other	4.0	4.0

Net cash (used in) provided by financing activities	(25.6)	8.5

Effect of foreign currency translation on cash balances	0.6	0.2

Decrease in cash and cash equivalents	(59.4)	(31.8)

Cash and cash equivalents, beginning of period	98.5	84.8

Cash and cash equivalents, end of period	$39.1	$53.0

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